UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 12, 2010

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	001-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 12, 2010, H&R Block, Inc. (the “Company”) issued a press release announcing that it had initiated a search to hire a new Chief Financial Officer (“CFO”). The Company’s current CFO, Becky S. Shulman, will be leaving the Company effective April 30, 2010; Ms. Shulman will continue to serve as the Company’s CFO through such date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(c) On April 12, 2010, Jeffrey T. Brown was appointed to serve as acting CFO of the Company from May 1, 2010 until his resignation or a successor is appointed.  Mr. Brown, age 51, has served as Vice President and Corporate Controller of the Company since March 2008.  From August 2005 to March 2008, Mr. Brown served as Assistant Vice President, Assistant Controller of H&R Block Management, LLC, a subsidiary of the Company.  From September 2002 to August 2005, Mr. Brown served as Director of Corporate Accounting for H&R Block Management, LLC.  Mr. Brown is employed on an “at will” basis as an employee of H&R Block Management, LLC.  Pursuant to his employment arrangement, Mr. Brown receives an annual base salary of $252,900 and participates in the Company’s short-term incentive program with an aggregate target incentive award of $101,160 for the fiscal year ended April 30, 2010.  In addition, Mr. Brown participates in, and receives stock option grants and restricted shares under, the Company’s 2003 Long-Term Executive Compensation Plan.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010	H&R BLOCK, INC. By: /s/ Andrew J. Somora Andrew J. Somora Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release issued April 12, 2010.